Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO  SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In  connection  with the Annual Report of Atlas Mining Company on Form 10-KSB for the period ending  December 31, 2006 as filed with the Securities and Exchange  Commission  on the date  hereof,  I, William Jacobson,  Chief  Executive Officer and Chief Financial Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  April 13, 2007                                                                           /S/ William Jacobson
William Jacobson,
Chief Executive Officer and Chief Financial Officer